Exhibit (j)(6)
THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED
CUSTODY AGREEMENT
THIS THIRD AMENDMENT dated as of September 9, 2019 (this “Amendment”) to the FOURTH AMENDED AND RESTATED CUSTODY AGREEMENT
dated as of August 29, 2014, as amended by the First Amendment to Fourth Amended and Restated Custody Agreement, dated as of August 22, 2016, and the Second Amendment to Fourth Amended and Restated Custody Agreement, dated as of August 1, 2018 (the “Existing Agreement” and, as amended by this Amendment, the “Agreement”) among PROSPECT CAPITAL CORPORATION, a Maryland corporation (“Prospect”), as servicer (the “Servicer”),
U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as documentation agent (in such capacity and including any successor in such capacity, “Documentation Agent”), as collateral custodian (in such capacity and including any successor in such capacity, “Collateral Custodian”) and as securities custodian (in such capacity and including any successor in such capacity, “Securities Custodian”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as facility agent (in such capacity and including any successor in such capacity, the “Facility Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Servicer, U.S. Bank, as Paying Agent, Documentation Agent and Calculation Agent, the Lenders and Managing Agents from time to time party thereto, the Facility Agent, and KeyBank, as structuring agent, syndication agent, sole lead arranger and sole bookrunner have entered into a certain First Amendment to Sixth Amended and Restated Loan and Servicing Agreement, dated as of the date hereof; and
WHEREAS, pursuant to Section 22 of the Existing Agreement, at the direction and with the consent of the Lenders, the parties hereto desire to amend the Existing Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Existing Agreement as follows:
SECTION 1. Definitions. Capitalized terms that are used herein without definition and that are defined in the Existing Agreement shall have the same meanings herein as therein.
SECTION 2. Amendments to Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended as follows
(a)The definition of “Noteless Loan” is hereby amended and restated in its entirety to read as follows:
“Noteless Loan” means a Loan with respect to which (i) the underlying Loan Documents do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan and (ii) the Borrower has not received a promissory note from such Obligor.

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SECTION 3. Effect of Amendment.
(a)Except as expressly amended and modified by this Amendment, all provisions of the Existing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Existing Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Existing Agreement shall be deemed to be references to the Existing Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provisions of the Existing Agreement other than as expressly set forth herein.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Existing Agreement.
SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Facility Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.
SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, or by each of the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 6. Entire Agreement. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
SECTION 7. Governing Law/Waiver of Jury.
(a)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
(b)TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED

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WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS

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CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
SECTION 8. Direction to Execute. Each of the Facility Agent and the Servicer hereby authorizes, directs and consents to the execution of this Amendment by the Documentation Agent, the Collateral Custodian and the Securities Custodian and acknowledges and agrees that the Documentation Agent, the Collateral Custodian and the Securities Custodian shall be entitled to all of their rights, benefits, protections, immunities and indemnities under the Existing Agreement, as amended by this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment is executed as of the date set forth above.
SERVICER:    PROSPECT CAPITAL CORPORATION, as
Servicer

By: /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: President and Chief Operating Officer

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]

DOCUMENTATION AGENT:    U.S. BANK NATIONAL ASSOCIATION, as
Documentation Agent

By: /s/ Lindsey Lessard
Name: Lindsey Lessard
Title: Assistant Vice President

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]

COLLATERAL CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Collateral Custodian

By: /s/ Lindsey Lessard
Name: Lindsey Lessard
Title: Assistant Vice President

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]

SECURITIES CUSTODIAN:    U.S. BANK NATIONAL ASSOCIATION, as
Securities Custodian

By: /s/ Lindsey Lessard
Name: Lindsey Lessard
Title: Assistant Vice President

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]

FACILITY AGENT:    KEYBANK NATIONAL ASSOCIATION, as
Facility Agent

By: /s/ Philip G. Turner
Name: Philip G. Turner
Title: Executive Vice President

[Signature page to Third Amendment to Fourth Amended and Restated Custody Agreement]